                              [RENAISSANCERE LOGO]

        RENAISSANCERE REPORTS OPERATING INCOME OF $110 MILLION FOR 2004,
                             OR $1.53 OPERATING EPS

        OPERATING INCOME OF $189 MILLION FOR THE FOURTH QUARTER OF 2004,
                             OR $2.62 OPERATING EPS

 $133 MILLION NET INCOME FOR 2004, OR EPS OF $1.85; EPS OF $2.66 FOR THE FOURTH
                                QUARTER OF 2004

PEMBROKE, BERMUDA, FEBRUARY 23, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
today reported net operating income available to common shareholders of $189 million for the fourth quarter of 2004, versus $152 million for the comparable period in 2003. Net operating income excludes net realized investment gains of
$3 million and $9 million in the fourth quarters of 2004 and 2003, respectively.
Net operating income per common share was $2.62 in the fourth quarter of 2004, compared to $2.14 per common share in the fourth quarter of 2003. Net income available to common shareholders was $191 million or $2.66 per common share in the quarter, compared to $161 million or $2.26 per common share for the same quarter of 2003.

James N. Stanard, Chairman and CEO, commented: "2004 stands out as a year of large catastrophe claims for our Company as a result of the third quarter hurricanes. However, I believe our underwriters made the right decisions to be overweight in certain classes of well-priced Florida business, and I expect to continue with our strategy of being overweight in areas where we like the risk/reward balance, and underweight in those areas where we don't."

"Our Company is now well established as a leader not only in Catastrophe
Reinsurance, but also in various lines of Specialty Reinsurance and Individual
Risk. We also continue to be pleased with the success of our joint venture and strategic investment activities. However, I believe we are moving into a softening market environment, where discipline will be critical for long-term success. We are responding as we have in the past, and are declining business that does not meet our hurdle rate. As a result of this, we project a decline of over 15% in gross managed Cat premium comparing 2005 with 2004, excluding reinstatement and back-up cover premium associated with the third quarter hurricanes. We still see new opportunities outside the Cat business, and project growth of over 10% in our Specialty business, and over 35% in our Individual
Risk business."

"Given projected net losses to RenRe of over $40 million from the first quarter
European storms and the softening market, we see growing downside pressures, although we are not adjusting earnings guidance at this time. Even in these softer market conditions, we expect a high teens return on equity. We have a track record of successfully navigating the softening market of the late 1990's and are well positioned to do so again with our strong balance sheet, disciplined underwriting culture, and reputation for responsive service and prompt claims payments."

FOURTH QUARTER 2004 RESULTS:
----------------------------

PREMIUMS
--------

Gross premiums written for the fourth quarter of 2004 were $164 million, compared to $171 million for the same quarter of 2003. Gross premiums written include $58 million attributable to the Company's Reinsurance segment in the fourth quarter of 2004, compared to $60 million in the comparable 2003 period;
and $106 million attributable to the Company's Individual Risk segment in the fourth quarter of 2004, compared to $111 million for the same quarter of 2003.
Gross premiums written for the fourth quarter of 2004 include $10 million in reinstatement premiums in the Reinsurance segment as a result of the hurricane losses. Net premiums written for the fourth quarter of 2004 were $144 million, compared to $165 million for the same quarter of 2003. Net premiums written include $51 million

attributable to the Company's Reinsurance segment in the fourth quarter of 2004, compared to $53 million for the same quarter of 2003; and $93 million attributable to the Company's Individual Risk segment in the fourth quarter of
2004, compared to $112 million for the same quarter of 2003.

Net premiums earned for the fourth quarter of 2004 were $331 million, compared to $300 million for the same quarter of 2003. Net premiums earned include $231 million in net premiums earned for the Company's Reinsurance segment in the fourth quarter of 2004, compared to $205 million for the same quarter of 2003;
and $100 million in net premiums earned for the Company's Individual Risk segment in the fourth quarter of 2004, compared to $95 million for the same quarter of 2003.

Premiums for the fourth quarter of 2004 include $6 million of gross premiums written, $7 million of net premiums written and $49 million of net premiums earned by the Company's consolidated joint venture, DaVinci during the fourth quarter of 2004, compared to $10 million of gross premiums written, $9 million of net premiums written and $47 million of net premiums earned by DaVinci during the fourth quarter of 2003. DaVinci gross premiums written included $3 million in reinstatement premiums recorded during the fourth quarter of 2004 as a result of the hurricane losses.

Total managed cat premiums written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, were $32 million for the fourth quarter of 2004, compared to $43 million for the same quarter of 2003. See the attached supplemental financial data for additional information regarding managed premiums.

As described in the Company's press release issued February 22, 2005, the
Company has corrected accounting errors relating to the timing of the recognition of premium on multi-year ceded reinsurance contracts for the first three quarters of 2004. The premium data in this press release is net of those corrections.

UNDERWRITING RATIOS, RESERVE DEVELOPMENT
----------------------------------------

For the fourth quarter of 2004, the Company generated a combined ratio of 58.1%, a loss ratio of 37.7% and an expense ratio of 20.4%, compared to a combined ratio, loss ratio and expense ratio of 53.8%, 29.4% and 24.4%, respectively, for the fourth quarter of 2003. For the quarter, the Company's Reinsurance segment generated a loss ratio of 22.6% and an expense ratio of 16.6%, compared to 16.9%
and 17.5%, respectively, during the fourth quarter of 2003. For the quarter, the
Company's Individual Risk segment generated a loss ratio of 72.2% and an expense ratio of 29.4%, compared to 56.2% and 39.4%, respectively, during the fourth quarter of 2003. The decrease in the fourth quarter 2004 expense ratio from the fourth quarter of 2003 was generated primarily by an increase in the net earned premiums, as well as a reduction in the acquisition costs of the Individual Risk segment.

The Company has recorded an additional net negative impact of $50 million from hurricanes Charley, Frances, Ivan and Jeanne in the fourth quarter of 2004. This impact is reflected in the following items: net losses of $75 million, reinstatement premiums written of $10 million and minority interest offset of
$15 million. These amounts are based on management's estimates following a review of our potential exposures and discussions with our counterparties. Given the magnitude of these loss events and due to delays in receiving claims data, we may experience further developments on these storms, which may be adverse or positive, based on factors including claims development and new or revised data received from our counterparties.

During the quarter, the Company recorded favorable development on prior year reserves of $64 million or a benefit of 19.4 percentage points to the Company's quarterly loss ratio. The Company's Reinsurance segment contributed $53 million of favorable development, and the Company's Individual Risk segment contributed
$11 million of favorable development. Net paid losses for the quarter were $458 million. See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

JOINT VENTURE AND OTHER INCOME
------------------------------

During the quarter, income from joint ventures and other activities was $34 million, compared to $6 million during the fourth quarter of 2003. Of this, $3 million reflects fees and profit commissions, compared to $2 million in the fourth quarter of 2003, $11 million reflects equity in earnings of unconsolidated ventures, versus $3 million of equity in earnings of unconsolidated ventures in the comparable quarter of 2003, and $20 million reflects other items, compared to $1 million in the fourth quarter of 2003. The increase in equity in unconsolidated ventures reflects an increase in the Top
Layer Re equity pickup as well as a $4 million equity pickup from our investment in Channel Re, which incepted in 2004. The increase in other items reflects the recording of a cumulative $27 million in unrealized gains on the Platinum warrant, which was recorded in the income statement at fair value commencing in the fourth quarter of 2004 as the result of the expiry of a lockup provision, in accordance with generally accepted accounting principles. This was partially offset by $6 million of losses recognized by the Company from short positions in credit derivatives generally used to hedge potential credit related exposures of the Company.

NET INVESTMENT INCOME
---------------------

Net investment income for the fourth quarter of 2004 was $58 million, compared to $36 million in the fourth quarter of 2003. Net investment income includes $25 million of income and appreciation in the fourth quarter of 2004 related to investments in hedge funds, private equity funds and other alternative investments compared to $8 million recorded during the fourth quarter of 2003.
The increase in income and appreciation was due to both higher returns and a greater level of investment in hedge funds, private equity funds and other alternative investments in 2004 over 2003.

OTHER ITEMS
-----------

The Company's cash flows from operations were a net outflow of $259 million for the fourth quarter of 2004. This was primarily due to the payment of claims related to the 2004 Florida hurricanes.

The Company recorded foreign exchange losses of $7 million in the fourth quarter of 2004 compared to a gain of $2 million in the fourth quarter of 2003 due to a loss on foreign exchange forward contracts used to hedge non-U.S. dollar denominated investments. The foreign exchange gains on these investments are included in accumulated other comprehensive income.

FULL YEAR 2004 RESULTS:
-----------------------

PREMIUMS
--------

Gross premiums written for the year ended December 31, 2004 were $1,544 million, compared to $1,382 million for 2003. Gross premiums written include $1,066 million attributable to the Company's Reinsurance segment in 2004, compared to
$935 million in 2003; and $478 million attributable to the Company's Individual
Risk segment in 2004, compared to $447 million in 2003. Gross premiums written include $30 million in reinstatement premiums and $27 million in premiums written for additional backup covers written in the Reinsurance segment as a result of the hurricanes occurring during the year. Net premiums written for the year ended December 31, 2004 were $1,349 million, compared to $1,155 million for
2003. Net premiums written include $931 million attributable to the Company's
Reinsurance segment in 2004, compared to $792 million in 2003; and $418 million attributable to the Company's Individual Risk segment in 2004, compared to $363 million in 2003.

Net premiums earned for the year ended December 31, 2004 were $1,338 million, compared to $1,119 million for 2003. Net premiums earned include $944 million in net premiums earned for the Company's Reinsurance segment in 2004, compared to
$812 million for 2003; and $394 million in net premiums earned for the Company's
Individual Risk segment in 2004, compared to $307 million for 2003.

Premiums for the year ended December 31, 2004 include $181 million of gross premiums written, $199 million of net premiums written and $207 million of net premiums earned by the Company's consolidated joint venture,

DaVinci during 2004, compared to $179 million of gross premiums written, $184 million of net premiums written and $193 million of net premiums earned by
DaVinci during 2003. DaVinci gross premiums written included $12 million in reinstatement premiums and $3 million in premiums written for additional backup covers written as a result of the hurricanes occurring during the year.

Total managed cat premiums written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, were $753 million for the year ended December 31, 2004, compared to $720 million for 2003.
The increase was primarily due to reinstatement and other additional premiums arising as a result of the hurricane losses during the year. See the attached supplemental financial data for additional information regarding managed premiums.

UNDERWRITING RATIOS, RESERVE DEVELOPMENT
----------------------------------------

For the year ended December 31, 2004, the Company generated a combined ratio of
104.4%, a loss ratio of 81.9% and an expense ratio of 22.5%, compared to a combined ratio, loss ratio and expense ratio of 56.4%, 33.0% and 23.4%, respectively, in 2003. For the year, the Company's Reinsurance segment generated a loss ratio of 79.0% and an expense ratio of 16.1%, compared to 25.9% and
18.0%, respectively, during 2003. For the year, the Company's Individual Risk segment generated a loss ratio of 89.0% and an expense ratio of 37.9%, compared to 51.7% and 37.8%, respectively, during 2003.

The Company has recorded a net negative impact of $570 million from hurricanes
Charley, Frances, Ivan and Jeanne. This impact is reflected in the following items: net losses of $725 million, reinstatement premiums written of $30 million, minority interest offset of $138 million and profit commission impact of negative $13 million. These amounts are based on management's estimates following a review of our potential exposures and discussions with our counterparties. Given the magnitude of these loss events and due to delays in receiving claims data, we may experience further developments on these storms, which may be adverse or positive, based on factors including claims development and new or revised data received from our counterparties.

Excluding a) the net claims associated with the four hurricanes, and b) premiums from related reinstatements, the combined ratio, loss ratio, and expense ratio for the full year 2004 would have been 50.5%, 28.4% and 22.1%, respectively, on a consolidated basis, comprised of a combined ratio of 33.8%, loss ratio of
18.3% and expense ratio of 15.5% for the Reinsurance segment and combined ratio of 87.1%, loss ratio of 50.6% and expense ratio of 36.5% for the Individual Risk segment.

During the year, the Company recorded favorable development on prior year reserves of $140 million or a benefit of 10.5 percentage points to the Company's loss ratio. The Company's Reinsurance segment contributed $114 million of favorable development, and the Company's Individual Risk segment contributed $26 million of favorable development. Net paid losses for the year were $683 million. See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

JOINT VENTURE AND OTHER INCOME
------------------------------

During the year ended December 31, 2004, income from joint ventures and other activities was $50 million, compared to $27 million during 2003. Of this, $7 million reflects fees and profit commissions, compared to $8 million in 2003,
$31 million reflects equity in earnings of unconsolidated ventures, versus $21 million of equity in earnings of unconsolidated ventures in 2003, and $12 million reflects other items, compared to a loss of $2 million in 2003. The increase in equity in unconsolidated ventures was primarily due to $10 million of equity pickup from our investment in Channel Re, which incepted in 2004. The increase in other items reflects the recording of a cumulative $27 million in unrealized gains on the Platinum warrant, which was recorded in the income statement at fair value commencing in the fourth quarter of 2004 as the result of the expiry of a lockup provision, in accordance with generally accepted accounting principles. This was partially offset by $12 million of losses recognized by the Company from short positions in credit derivatives generally used to hedge potential credit-related exposures of the Company.

NET INVESTMENT INCOME
---------------------

Net investment income for the year ended December 31, 2004 was $163 million, compared to $130 million in 2003. The increase was largely due to $47 million of income and appreciation related to investments in hedge funds, private equity funds and other alternative investments recorded during 2004 compared to $26 million recorded during 2003. The increase in income and appreciation was due both to higher returns and a greater level of investment in hedge funds, private equity funds and other alternative investments in 2004 over 2003.

OTHER ITEMS
-----------

The Company's cash flows from operations were $493 million for the year ended
December 31, 2004.

The Company recorded foreign exchange losses of $6 million in the year ended
December 31, 2004 compared to a gain of $14 million in 2003, due to a loss on foreign exchange forward contracts used to hedge non-U.S. dollar denominated investments. The foreign exchange gains on these investments are included in accumulated other comprehensive income.

SHAREHOLDERS' EQUITY
--------------------

Shareholders' equity attributable to common shareholders was $2.1 billion at
December 31, 2004, compared to $2.1 billion at December 31, 2003. Book value per common share at December 31, 2004 was $30.19 compared to $29.61 per common share at December 31, 2003.

RESULTS SUBJECT TO COMPLETION OF AUDIT AND REVIEW
-------------------------------------------------

All of the financial information in this press release is based on unaudited financial statements prepared by the management of the Company and is subject to further audit by the Company's independent auditors. As noted in the Company's press release dated February 22, the Company plans to restate its financial statements for the years ended December 31, 2001, 2002 and 2003 to correct accounting errors associated with reinsurance ceded by the Company. The accounting errors noted in that release were discovered in connection with a review initiated by the Company, which is ongoing. It is possible that such review could delay the issuance of the Company's audited financial results. That review, as well as the completion of the audit, could result in changes to the unaudited financial statements prepared by the Company and included in this release.

            --------------------------------------------------------

This Press Release includes certain non-GAAP financial measures including
"operating income," "operating EPS or operating income per common share,"
"annualized operating return on equity" and "managed cat premium." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial information.

RenaissanceRe Holdings Ltd. will host a conference call on Thursday, February
24, 2005 at 8:30 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of
RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other structured relationships managed by our subsidiary Renaissance
Underwriting Managers, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the
Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and Forms 10-Q for the quarters ended March
31, June 30 and September 30, 2004.

INVESTOR CONTACT:                                      MEDIA CONTACT:
Martin J. Merritt                                      David Lilly or Dawn Dover
Senior Vice President - Finance                        Kekst and Company
RenaissanceRe Holdings Ltd.                            (212) 521-4800
(441) 299-7230

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
         For the three months and years ended December 31, 2004 and 2003
        (in thousands of United States Dollars, except per share amounts)

                                                             THREE MONTHS ENDED                         YEARS ENDED
                                                   ------------------------------------   ---------------------------------------
                                                   DECEMBER 31, 2004  DECEMBER 31, 2003   DECEMBER 31, 2004     DECEMBER 31, 2003
                                                   -----------------  -----------------   -----------------     -----------------
                                                      (Unaudited)        (Unaudited)          (Unaudited)          (Unaudited)
                                                                          (Restated)                                (Restated)
REVENUES

   Gross premiums written                            $   163,775        $   171,165          $ 1,544,157           $ 1,382,209
                                                     ===========        ===========          ===========           ===========
   Net premiums written                              $   143,906        $   165,360          $ 1,349,287           $ 1,154,776
   Decrease (increase) in unearned premiums              187,433            134,850              (11,060)              (36,251)
                                                     -----------        -----------          -----------           -----------
   Net premiums earned                                   331,339            300,210            1,338,227             1,118,525
   Net investment income                                  58,352             35,719              162,722               129,542
   Net foreign exchange gains (losses)                    (7,417)             1,788               (6,383)               13,631
   Equity in earnings of unconsolidated
   ventures                                               10,580              3,334               31,081                21,167
   Other income                                           23,338              3,014               18,903                 5,903
   Net realized gains on investments                       2,818              8,560               23,442                80,504
                                                     -----------        -----------          -----------           -----------
   TOTAL REVENUES                                        419,010            352,625            1,567,992             1,369,272
                                                     -----------        -----------          -----------           -----------
EXPENSES
   Claims and claim expenses incurred                    124,882             88,123            1,096,299               369,181
   Acquisition expenses                                   50,418             54,986              244,930               194,140
   Operational expenses                                   17,367             18,276               56,361                67,397
   Corporate expenses                                      3,551              3,442               17,609                16,043
   Interest expense                                        6,680              4,086               25,968                18,252
                                                     -----------        -----------          -----------           -----------
   TOTAL EXPENSES                                        202,898            168,913            1,441,167               665,013
                                                     -----------        -----------          -----------           -----------
Income before minority interests and taxes               216,112            183,712              126,825               704,259
Minority interest - Capital Securities                      --                2,375                 --                   7,470
Minority interest - DaVinciRe Holdings                    15,986             15,768              (41,420)               72,014
                                                     -----------        -----------          -----------           -----------
Income before taxes                                      200,126            165,569              168,245               624,775
Income tax benefit (expense)                                --                 --                 (4,003)                   18
                                                     -----------        -----------          -----------           -----------
   NET INCOME                                            200,126            165,569              164,242               624,793
Dividends on preference shares                             8,663              4,862               31,134                18,801
                                                     -----------        -----------          -----------           -----------
   NET INCOME AVAILABLE TO COMMON SHAREHOLDERS       $   191,463        $   160,707          $   133,108           $   605,992
                                                     ===========        ===========          ===========           ===========
Operating income per Common Share (1)                $      2.62        $      2.14          $      1.53           $      7.40

Net income available to common shareholders
   per Common Share - basic                          $      2.72        $      2.32          $      1.90           $      8.78
Net income available to common shareholders
   per Common Share - diluted                        $      2.66        $      2.26          $      1.85           $      8.53

Average common shares outstanding - basic                 70,289             69,341               69,874                69,039
Average common shares outstanding - diluted               71,925             71,202               71,774                71,002

Claims and claim expense ratio                              37.7%              29.4%                81.9%                 33.0%
Expense ratio                                               20.4%              24.4%                22.5%                 23.4%
                                                     -----------        -----------          -----------           -----------
Combined ratio                                              58.1%              53.8%               104.4%                 56.4%
                                                     ===========        ===========          ===========           ===========
Operating return on average common equity
(annualized) (1)                                            36.7%              30.3%                 5.1%                 29.3%
                                                     ===========        ===========          ===========           ===========

(1) Excludes realized gains on investments (see comments on Regulation G).

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                       SUMMARY CONSOLIDATED BALANCE SHEETS
        (in thousands of United States Dollars, except per share amounts)

                                                             AT
                                            ------------------------------------
                                            DECEMBER 31, 2004  DECEMBER 31, 2003
                                            -----------------  -----------------
                                                (Unaudited)       (Unaudited)
                                                                   (Restated)
ASSETS
Fixed maturity investments available
for sale, at fair value                         $3,223,292        $2,947,841
Short term investments                             608,292           660,564
Other investments                                  684,590           369,242
                                                ----------        ----------
   Total managed investment portfolio            4,516,174         3,977,647
Equity investments in reinsurance
company, at fair value                             150,519           145,535
Investments in other ventures, under
equity method                                      164,241            41,130
                                                ----------        ----------
   Total investments                             4,830,934         4,164,312
Cash and cash equivalents                           66,740            63,397
Premiums receivable                                206,813           167,996
Ceded reinsurance balances                          61,303            56,852
Losses recoverable                                 217,788           149,201
Accrued investment income                           30,060            22,793
Deferred acquisition costs                          70,933            75,261
Other assets                                        41,747            29,890
                                                ----------        ----------
   TOTAL ASSETS                                 $5,526,318        $4,729,702
                                                ==========        ==========

LIABILITIES, MINORITY INTEREST AND
SHAREHOLDERS' EQUITY
LIABILITIES
Reserve for claims and claim expenses          $ 1,459,398        $  977,892
Reserve for unearned premiums                      365,335           349,824
Debt                                               350,000           350,000
Subordinated obligation to capital                 103,093           103,093
trust
Reinsurance balances payable                       188,564           131,629
Other liabilities                                   68,092            52,123
                                                ----------        ----------
   TOTAL LIABILITIES                             2,534,482         1,964,561
                                                ----------        ----------

Minority interest - DaVinciRe Holdings             347,794           430,498

SHAREHOLDERS' EQUITY
Preference shares                                  500,000           250,000
Common shares and additional paid-in
capital                                            328,896           314,414
Accumulated other comprehensive
income                                              78,960           113,382
Retained earnings                                1,736,186         1,656,847
                                                ----------        ----------
   TOTAL SHAREHOLDERS' EQUITY                    2,644,042         2,334,643
                                                ----------        ----------
   TOTAL LIABILITIES, MINORITY INTEREST,
   AND SHAREHOLDERS' EQUITY                     $5,526,318        $4,729,702
                                                ==========        ==========
BOOK VALUE PER COMMON SHARE                     $    30.19        $    29.61
                                                ==========        ==========
COMMON SHARES OUTSTANDING                           71,029            70,399
                                                ==========        ==========

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)

SEGMENT INFORMATION
-------------------

                                                         THREE MONTHS ENDED DECEMBER 31, 2004
                                              ------------------------------------------------------------
                                              REINSURANCE   INDIVIDUAL RISK       OTHER            TOTAL
                                              -----------   ---------------       -----            -----

Gross premiums written (1)                      $  58,240       $ 105,535       $     --         $ 163,775
                                                =========       =========       ========         =========
Net premiums written                            $  51,021       $  92,885             --         $ 143,906
                                                =========       =========       ========         =========
Net premiums earned                             $ 230,761       $ 100,578             --         $ 331,339
Claims and claim expenses incurred                 52,230          72,652             --           124,882
Acquisition expenses                               25,134          25,284             --            50,418
Operational expenses                               13,098           4,269             --            17,367
                                                ---------       ---------       --------         ---------
Underwriting income (loss)                      $ 140,299       $  (1,627)            --         $ 138,672
                                                =========       =========
Other items                                                                     $ 52,791            52,791
                                                                                ========         ---------
Net income available to common shareholders                                                      $ 191,463
                                                                                                 =========

Claims and claim expenses incurred -
current accident year                           $ 105,621       $  83,696                        $ 189,317
Claims and claim expenses incurred - prior
years                                             (53,391)        (11,044)                         (64,435)
                                                ---------       ---------                        ---------
Net claims and claim expenses incurred -
total                                           $  52,230       $  72,652                        $ 124,882
                                                =========       =========                        =========
Claims and claim expense ratio - accident
year                                                 45.8%           83.2%                            57.1%
                                                =========       =========                        =========
Claims and claim expense ratio - calendar
year                                                 22.6%           72.2%                            37.7%
Underwriting expense ratio                           16.6%           29.4%                            20.4%
                                                ---------       ---------                        ---------
Combined ratio                                       39.2%          101.6%                            58.1%
                                                =========       =========                        =========

(1) Reinsurance segment gross premiums written excludes $1.4 million of premiums ceded from the Individual Risk segment.

                                                       THREE MONTHS ENDED DECEMBER 31, 2003 (RESTATED)
                                               ---------------------------------------------------------------
                                               REINSURANCE    INDIVIDUAL RISK        OTHER             TOTAL
                                               -----------    ---------------        -----             -----

Gross premiums written (1)                       $  59,644        $ 111,521        $     --          $ 171,165
                                                 =========        =========                          =========
Net premiums written                             $  53,460        $ 111,900              --          $ 165,360
                                                 =========        =========                          =========
Net premiums earned                              $ 205,284        $  94,926              --          $ 300,210
Claims and claim expenses incurred                  34,765           53,358              --             88,123
Acquisition expenses                                23,209           31,777              --             54,986
Operational expenses                                12,678            5,598              --             18,276
                                                 ---------        ---------        --------          ---------
Underwriting income                              $ 134,632        $   4,193              --            138,825
                                                 =========        =========
Other items                                                                        $  21,882            21,882
                                                                                   =========         ---------
Net income available to common shareholders                                                          $ 160,707
                                                                                                     =========

Claims and claim expenses incurred -
current accident year                            $  74,321        $  58,762                          $ 133,083
Claims and claim expenses incurred - prior
years                                              (39,556)          (5,404)                           (44,960)
                                                 ---------        ---------                          ---------
Net claims and claim expenses incurred -
total                                            $  34,765        $  53,358                          $  88,123
                                                 =========        =========                          =========
Claims and claim expense ratio - accident
year                                                  36.2%            61.9%                              44.3%
                                                 =========        =========                          =========
Claims and claim expense ratio - calendar
year                                                  16.9%            56.2%                              29.4%
Underwriting expense ratio                            17.5%            39.4%                              24.4%
                                                 ---------        ---------                          ---------
Combined ratio                                        34.4%            95.6%                              53.8%
                                                 =========        =========                          =========

(1) Reinsurance segment gross premiums written excludes ($3.4) million of premiums ceded from the Individual Risk segment.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)

SEGMENT INFORMATION, CONT'D
---------------------------

                                                             YEAR ENDED DECEMBER 31, 2004
                                              ------------------------------------------------------------
                                              REINSURANCE   INDIVIDUAL RISK      OTHER             TOTAL
                                              -----------   ---------------      -----             -----

Gross premiums written (1)                    $ 1,066,065     $   478,092     $       --       $ 1,544,157
                                              ===========     ===========                      ===========
Net premiums written                          $   930,946     $   418,341             --       $ 1,349,287
                                              ===========     ===========                      ===========
Net premiums earned                           $   944,527     $   393,700             --       $ 1,338,227
Claims and claim expenses incurred                746,010         350,289             --         1,096,299
Acquisition expenses                              117,145         127,785             --           244,930
Operational expenses                               34,983          21,378             --            56,361
                                              -----------     -----------     -----------      -----------
Underwriting income (loss)                    $    46,389     $  (105,752)            --           (59,363)
                                              ===========     ===========
Other items                                                                   $   192,471          192,471
                                                                              ===========      -----------
Net income available to common shareholders                                                    $   133,108
                                                                                               ===========

Claims and claim expenses incurred -
current accident year                         $   859,842     $   376,723                      $ 1,236,565
Claims and claim expenses incurred -
prior years                                      (113,832)        (26,434)                        (140,266)
                                              -----------     -----------                      -----------
Net claims and claim expenses incurred -
total                                         $   746,010     $   350,289                      $ 1,096,299
                                              ===========     ===========                      ===========

Claims and claim expense ratio - accident
year                                                 91.0%           95.7%                            92.4%
                                              ===========     ===========                      ===========
Claims and claim expense ratio - calendar
year                                                 79.0%           89.0%                            81.9%
Underwriting expense ratio                           16.1%           37.9%                            22.5%
                                              -----------     -----------                      -----------
Combined ratio                                       95.1%          126.9%                           104.4%
                                              ===========     ===========                      ===========

(1) Reinsurance segment gross premiums written excludes $18.8 million of premiums ceded from the Individual Risk segment.

                                                      YEAR ENDED DECEMBER 31, 2003 (RESTATED)
                                              ----------------------------------------------------------
                                              REINSURANCE   INDIVIDUAL RISK     OTHER           TOTAL
                                              -----------   ---------------     -----           -----

Gross premiums written (1)                    $   935,485     $   446,724     $     --       $ 1,382,209
                                              ===========     ===========                    ===========
Net premiums written                          $   792,022     $   362,754           --       $ 1,154,776
                                              ===========     ===========                    ===========
Net premiums earned                           $   812,142     $   306,383           --       $ 1,118,525
Claims and claim expenses incurred                210,634         158,547           --           369,181
Acquisition expenses                               93,227         100,913           --           194,140
Operational expenses                               52,504          14,893           --            67,397
                                              -----------     -----------     ---------      -----------
Underwriting income                           $   455,777     $    32,030           --           487,807
                                              ===========     ===========
Other items                                                                   $ 118,185          118,185
                                                                              =========      -----------
Net income available to common shareholders                                                  $   605,992
                                                                                             ===========
Claims and claim expenses incurred -
current accident year                         $   279,334     $   183,482                    $   462,816
Claims and claim expenses incurred -
prior years                                       (68,700)        (24,935)                       (93,635)
                                              -----------     -----------                    -----------
Net claims and claim expenses incurred -
total                                         $   210,634     $   158,547                    $   369,181
                                              ===========     ===========                    ===========

Claims and claim expense ratio - accident
year                                                 34.4%           59.9%                          41.4%
                                              ===========     ===========                    ===========
Claims and claim expense ratio - calendar
year                                                 25.9%           51.7%                          33.0%
Underwriting expense ratio                           18.0%           37.8%                          23.4%
                                              -----------     -----------                    -----------
Combined ratio                                       43.9%           89.5%                          56.4%
                                              ===========     ===========                    ===========

(1) Reinsurance segment gross premiums written excludes $20.8 million of premiums ceded from the Individual Risk segment.

                                       10

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)

GROSS WRITTEN PREMIUMS                                 THREE MONTHS ENDED                       YEARS ENDED
----------------------                       ------------------------------------  ------------------------------------
                                             DECEMBER 31, 2004  DECEMBER 31, 2003  DECEMBER 31, 2004  DECEMBER 31, 2003
                                             -----------------  -----------------  -----------------  -----------------

Renaissance cat premium                          $  25,506         $   30,414         $  533,339         $  488,124
Renaissance specialty premium                       26,345             19,061            351,261            268,506
                                                 ---------         ----------         ----------         ----------
   Total Renaissance Reinsurance premium            51,851             49,475            884,600            756,630
                                                 ---------         ----------         ----------         ----------
DaVinci cat premium (1)                              6,211              9,588            149,840            155,541
DaVinci specialty premium                              178                581             31,625             23,314
                                                 ---------         ----------         ----------         ----------
   Total DaVinci Reinsurance premium                 6,389             10,169            181,465            178,855
                                                 ---------         ----------         ----------         ----------
      Total Reinsurance premium                     58,240             59,644          1,066,065            935,485
Individual Risk premium (2)                        105,535            111,521            478,092            446,724
                                                 ---------         ----------         ----------         ----------
      Total premiums                             $ 163,775         $  171,165         $1,544,157         $1,382,209
                                                 =========         ==========         ==========         ==========

Total Managed Cat Premiums (3)                   $  31,824         $   42,606         $  753,421         $  720,400
                                                 =========         ==========         ==========         ==========

Total Managed Specialty Premiums                 $  26,523         $   19,642         $  382,886         $  291,820
                                                 =========         ==========         ==========         ==========

(1) Excludes premium assumed from Renaissance of $0.7 million for the three months ended December 31, 2004 and $11.9 million for the year ended December 31,
2004.

(2) Includes combined premium ceded to Renaissance and DaVinci of $1.2 million and ($3.4) million for the three months ended December 31, 2004 and 2003, respectively, and $18.8 million and $20.8 million for the years ended December
31, 2004 and Such amounts of premium are 2003, respectively. excluded from the
Renaissance and DaVinci premiums shown above.

(3) Total Managed Cat Premiums include Renaissance and DaVinci Cat Premium, as above, and Cat Premium of $0.1 million and $2.6 million for the three months ended December 31, 2004 and 2003, respectively, and Cat premium of $70.2 million and $76.7 million for the years ended December 31, 2004 and 2003, respectively, written on behalf of our joint venture, Top Layer Re.

OTHER INCOME AND EQUITY IN EARNINGS OF
UNCONSOLIDATED VENTURES                                    THREE MONTHS ENDED                       YEARS ENDED
-----------------------                          ------------------------------------  ------------------------------------
                                                 DECEMBER 31, 2004  DECEMBER 31, 2003  DECEMBER 31, 2004  DECEMBER 31, 2003
                                                 -----------------  -----------------  -----------------  -----------------

As Reported
-----------
Fee income                                             $  3,370          $  1,647          $  6,765           $  7,655
Other items                                              19,968             1,367            12,138             (1,752)
                                                       --------          --------          --------           --------
   Total other income                                    23,338             3,014            18,903              5,903
Equity in earnings of unconsolidated ventures            10,580             3,334            31,081             21,167
                                                       --------          --------          --------           --------
   Total                                               $ 33,918          $  6,348          $ 49,984           $ 27,070
                                                       ========          ========          ========           ========

                                       11

COMMENTS ON REGULATION G

In addition to the GAAP financial measures set forth in this Press Release, the
Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" as used herein differs from "net income available to common shareholders", which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that
"operating income" is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The
Company also uses operating income to calculate operating income per common share and operating return on average common equity. The following is a reconciliation of 1) net income available to common shareholders to operating income; 2) net income available to common shareholders per common share to operating income per common share; and 3) return on average common equity to operating return on average common equity:

                                                                    THREE MONTHS ENDED                      YEARS ENDED
                                                         ------------------------------------  -------------------------------------
(In thousands of U.S. dollars)                           DECEMBER 31, 2004  DECEMBER 31, 2003  DECEMBER 31, 2004   DECEMBER 31, 2003
                                                         -----------------  -----------------  -----------------   -----------------
                                                                                 (Restated)                            (Restated)

Net income available to common shareholders                 $  191,463          $  160,707         $  133,108         $   605,992
  Adjustment for net realized gains on investments              (2,818)             (8,560)           (23,442)            (80,504)
                                                            ----------          ----------         ----------         -----------
Operating income                                            $  188,645          $  152,147         $  109,666         $   525,488
                                                            ==========          ==========         ==========         ===========

Net income available to common shareholders per common
  share                                                     $     2.66          $     2.26         $     1.85         $      8.53
  Adjustment for net realized gains on investments               (0.04)              (0.12)             (0.32)              (1.13)
                                                            ----------          ----------         ----------         -----------
Operating income per common share - diluted                 $     2.62          $     2.14         $     1.53         $      7.40
                                                            ==========          ==========         ==========         ===========

Return on average common equity (annualized)                      37.2%               32.0%               6.2%               33.8%
  Adjustment for net realized gains on investments                (0.5%)              (1.7%)             (1.1%)              (4.5%)
                                                            ----------          ----------         ----------         -----------
Operating return on average common equity (annualized)            36.7%               30.3%               5.1%               29.3%
                                                            ==========          ==========         ==========         ===========

The Company has also included in this Press Release "managed cat premium".
"Managed cat premium" is defined as gross catastrophe premium written by
Renaissance Reinsurance and its related joint ventures. "Managed cat premium"
differs from total catastrophe premium, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premium written on behalf of our joint venture Top Layer Re, which is accounted for under the equity method of accounting. Refer to supplemental financial data on gross written premiums.

                                       12